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                                                                  EXECUTION COPY




                                   SECOND AMENDMENT
                                        TO THE
                               NOTE PURCHASE AGREEMENT



          THIS SECOND AMENDMENT TO THE NOTE PURCHASE AGREEMENT, dated as of November 14, 1997 (this "Amendment"), among ARCADIA FINANCIAL, LTD. (formerly known as Olympic Financial, Ltd.) ("Arcadia"), ARCADIA RECEIVABLES CONDUIT CORP. (the "Issuer"), RECEIVABLES CAPITAL CORPORATION (the "Purchaser") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Agent").

          WHEREAS, the parties hereto wish to amend the Note Purchase Agreement, dated as of December 3, 1996, and amended as of August 4, 1997 (as amended and in effect from time to time, the "NOTE PURCHASE AGREEMENT"), among Arcadia, the Issuer, the Purchaser and the Agent to provide for a Floating Rate Variable Funding Automobile Receivables-Backed Note (the "NOTE") to replace the Notes outstanding as of the date hereof (the "ORIGINAL NOTES"); and

          WHEREAS, the parties hereto desire to increase the Maximum Authorized Amount to U.S. $400,000,000, as provided herein;

          NOW, THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

          SECTION 1. REPLACEMENT OF INTRODUCTORY PARAGRAPH. The first paragraph of the Note Purchase Agreement shall be deleted in its entirety and replaced as follows:

          The undersigned, Arcadia Receivables Conduit Corp., a Delaware corporation (the "ISSUER"), and Arcadia Financial Ltd., a Minnesota corporation ("ARCADIA"), hereby agree with you as follows:

          SECTION 2. AMENDMENT OF SECTION 1. Section 1 of the Note Purchase Agreement shall be deleted in its entirety and replaced as follows:

          SECTION 1. THE NOTE. On the Effective Date, the Issuer proposes to deliver to Receivables Capital Corporation (the "PURCHASER") the Note in exchange for the Original Notes held by the Purchaser. Subject to the terms and conditions hereof, the Purchaser agrees to fund increases in the outstanding principal amount of the Note (each, a "NOTE INCREASE," and the principal amount of any such Note Increase, the "NOTE INCREASE AMOUNT") from time to time

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during the Purchase Period, in a maximum authorized principal amount to be outstanding at any time (the "MAXIMUM AUTHORIZED AMOUNT") of U.S. $400,000,000. Each Note Increase and corresponding Note Increase Amount shall be recorded on the grid attached to the Note. The Original Notes were issued prior to the Effective Date, and the Note shall be issued by the Issuer on the Effective Date, pursuant to the Indenture, dated as of December 3, 1996, as amended by the First Supplemental Indenture, dated as of the Effective Date (as from time to time amended, further supplemented or modified, the "INDENTURE"), between the Issuer and Norwest Bank Minnesota, National Association, as trustee (in such capacity, the "TRUSTEE") and as Collateral Agent (as defined in the Indenture). The Note: (i) bears interest (subject to conversion to a fixed rate at the option of the Agent upon the occurrence of an Amortization Event) at a fluctuating rate per annum equal to the "APPLICABLE RATE" plus the "APPLICABLE MARGIN," (ii) can be funded by Note Increases in a minimum amount of $5,000,000 and any higher amount on any Purchase Date (as defined below), and (iii) is subject to prepayment at the option of the Issuer as provided in the Indenture. The Note shall be issued in the form of a fully registered security in certificated form (as contemplated by Article VIII of the New York Uniform Commercial Code).

          The Note is secured by a revolving pool of automobile receivables originated by Arcadia and sold by Arcadia to its wholly-owned subsidiary, Arcadia Receivables Finance Corp. ("ARFC"), and by ARFC to the Issuer, and by collections received in respect thereof. Payment of principal and interest on the entire Maximum Authorized Amount of the Note is insured by Financial Security Assurance Inc. ("FSA") under a financial guaranty insurance policy (the "POLICY") dated December 3, 1996, Endorsement No. 1 to the Policy, dated December 3, 1996, Endorsement No. 2 to the Policy, dated August 4, 1997, and Endorsement No. 3 to the Policy, dated November 14, 1997.

          The Issuer, the Agent, Arcadia, ARFC and the Trustee have entered into a Servicing Agreement, dated as of December 3, 1996 (as amended to date, and as from time to time further amended, supplemented or modified, the "SERVICING AGREEMENT"), to provide for the servicing of the receivables and certain other matters.

          SECTION 3. AMENDMENT OF SECTION 2. Section 2 of the Note Purchase Agreement shall be deleted in its entirety and replaced as follows:

          SECTION 2. FUNDING OF NOTE INCREASES. During the Purchase Period and subject to the terms and conditions of, and in reliance upon the representations, warranties and covenants set forth in, this Agreement, the Purchaser agrees to fund from time to time on each date as specified in Section 3 hereof (each, a "PURCHASE DATE") the Note Increase on such Purchase Date in the amount of the related Note Increase Amount up to an aggregate principal amount at any time outstanding not to exceed the Maximum Authorized Amount, at a purchase price equal to 100% of such Note Increase Amount (the "PURCHASE PRICE").

          SECTION 4. AMENDMENT OF SECTION 3. Section 3 of the Note Purchase Agreement shall be deleted in its entirety and replaced as follows:

          SECTION 3. DELIVERY AND PAYMENT. The Issuer will provide the Agent with written notice of each Purchase Date and of the Note Increase Amount to be funded on such

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Purchase Date no later than 12:00 noon (New York City time) one Business Day prior to the proposed Purchase Date; PROVIDED, that if the Purchase Price for the Note Increase Amount on a Purchase Date is less than or equal to $15,000,000, then such notice may be made no later than 11:00 a.m., New York City time on such Purchase Date; PROVIDED FURTHER, that if such notice is given on a Purchase Date, the Purchaser will not be obligated to fund the Note Increase Amount on such Purchase Date unless the Purchaser is able to issue and sell its Commercial Paper Notes in an amount sufficient to fund such Note Increase Amount, and Arcadia and the Issuer agree to hold harmless the Purchaser for failing to effect a funding on such Purchase Date. Each Note Increase shall be recorded on the grid attached to the Note by the Agent on each Purchase Date. The notation of the Note Increase shall be made against payment by wire transfer of immediately available funds to the account of Norwest Bank Minnesota, National Association as Trustee for Arcadia Receivables Conduit Warehouse, Account # 3651742, Harris Trust and Savings Bank, ABA # 071000288, in the amount of the Purchase Price.

          SECTION 5. AMENDMENT TO SECTION 6. Section 6 of the Note Purchase Agreement shall be deleted in its entirety and replaced as follows:

          SECTION 6.  CONDITIONS OF PURCHASER'S OBLIGATIONS.

           (a) EACH FUNDING OF A NOTE INCREASE. Your obligation to fund a Note Increase on any Purchase Date shall be subject to the fact that (v) no Amortization Event shall have occurred; (w) the Note Increase to be funded shall be in conformity with the description thereof contained in Section 1 hereof; (x) the Purchase Period shall not have expired; (y) the representations and warranties that are made on the part of the Issuer and contained in this Agreement shall be true and correct, on and as of such Purchase Date, as if made on and as of such Purchase Date; and (z) the Issuer shall be in continuing compliance, in all material respects, with all of its obligations hereunder and under the Basic Agreements and that ARFC and Arcadia are in continuing compliance in all material respects with their obligations under the Fee Letter. Your obligation to fund a Note Increase shall also be subject to the accuracy in all material respects, on and as of the date of such funding, of the representations and warranties contained herein and of the statements made by the Issuer in any certificates furnished pursuant to the provisions hereof.
Each funding of a Note Increase hereunder shall constitute a representation and warranty by the Issuer that all of the above conditions are satisfied on and as of the respective Purchase Date.

          (b) EFFECTIVE DATE. Your obligation to fund Note Increases commencing on the Effective Date shall be subject to the following additional conditions:

          (i) The Agent shall have received and had an opportunity to review the Basic Agreements (and the respective appendices and exhibits thereto) and the form of Note, and each of such documents shall be in form and substance satisfactory to you.

          (ii) Timely payment, as and when due, of all principal of and interest on the Note shall be fully and unconditionally insured under the Policy.


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          (iii) Each of the Basic Agreements, and any amendments thereto, shall have been duly authorized, executed and delivered by each of the parties thereto, shall be in full force and effect and shall constitute a legal, valid and binding agreement of each of the parties thereto, enforceable against each of them in accordance with its terms, subject, with respect to enforceability, to bankruptcy, insolvency, reorganization or other similar laws affecting the enforceability of creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law, and no event shall have occurred which constitutes or, with the passage of time or with notice or both, would constitute a default thereunder, and the Agent shall have received one fully executed copy of each of the Basic Agreements.

          (iv) The First Supplemental Indenture shall be in form and substance satisfactory to you, and you shall have received a true and complete copy thereof.

          SECTION 6. AMENDMENT TO SECTION 8. Section 8 of the Note Purchase Agreement is amended as follows:

     a.  The following definition shall be added in alphabetical order and
Section 8 realphabetized accordingly:

          the term "Original Notes" means the notes issued under the Indenture from and after the Closing Date up to but not including the Effective Date, and remaining outstanding as of the opening of business on the Effective Date.

     b.  Letter (m) is added as follows:

          (m) from and after the Effective Date (a)(i) the defined term "Notes" when used in this Note Purchase Agreement shall refer to the Floating Rate Variable Funding Automobile Receivables-Backed Note issued under the First Supplemental Indenture, (ii) the terms "Noteholder," "Noteholders," "Holder" or "Holders" shall mean the holder or holders of such Note, (iii) the words "purchase," "funding," "carrying" or "pay for" when used with respect to the Notes shall refer to such Note, or the funding of a Note Increase, as appropriate, (b) references to (i) Olympic and (ii) ORFC herein shall refer to Arcadia Financial Ltd. ("Arcadia") and Arcadia Receivables Finance Corp. ("ARFC"), respectively, and (c) all provisions of this Note Purchase Agreement shall be interpreted consistently with (a) and (b) above.

          SECTION 7. REPRESENTATIONS AND WARRANTIES OF ARCADIA. Arcadia represents and warrants that as of the Effective Date no Event of Default has occurred under the Repurchase Agreement and no Servicer Termination Event has occurred under the Servicing Agreement, and to the best of Arcadia's knowledge there is no set of circumstances existing that with the passage of time, would constitute such an Event of Default or Servicer Termination Event.

          SECTION 8. EFFECTIVENESS. The amendments provided for by this Amendment shall become effective on the Effective Date (as that term is defined in the Servicing Agreement), upon the occurrence of the following: (i) receipt by the Agent, in form and substance satisfactory to the Agent, of (a) this Amendment duly executed and delivered by each


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of the parties hereto, (b) an opinion of counsel to Arcadia, dated the date hereof, addressed to the Agent, the Security Insurer and the Noteholder, covering such matters as the Agent may reasonably request, (c) amendments to the Servicing Agreement, the Repurchase Agreement, and the Indenture, of even date herewith and (d) an endorsement to the Note Policy covering the Floating Rate Variable Funding Automobile Receivables-Backed Note up to the Maximum Authorized Amount and (ii) delivery of the Original Notes to the Trustee, and appropriate authorization by the Trustee of the Floating Rate Variable Funding Automobile Receivables-Backed Note and the execution by and delivery of such Note to the Issuer.

          SECTION 9. NOTE PURCHASE AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED. Except as specifically amended hereby, all of the terms and conditions of the Note Purchase Agreement shall remain in full force and effect and, except as expressly provided herein, the effectiveness of this Amendment shall not operate as, or constitute a waiver or modification of, any right, power remedy of any party to the Note Purchase Agreement. All references to the Note Purchase Agreement in any other document or instrument shall be deemed to mean the Note Purchase Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Note Purchase Agreement, but shall constitute an amendment thereof.

          SECTION 10. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          SECTION 11. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

          SECTION 12. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Note Purchase Agreement.


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          IN WITNESS WHEREOF, the Purchaser, the Agent, Arcadia and the Issuer
have caused this Second Amendment to Note Purchase Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                   ARCADIA RECEIVABLES CONDUIT CORP.,
                                   as Issuer


                                   By:
                                       -----------------------------
                                       Name:
                                       Title:



                                   ARCADIA FINANCIAL LTD.



                                   By:
                                       -----------------------------
                                       Name:
                                       Title:



                                   RECEIVABLES CAPITAL CORPORATION,
                                   as Purchaser


                                   By:
                                       -----------------------------
                                       Name:
                                       Title:



                                   BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION,
                                   as Agent


                                   By:
                                       -----------------------------
                                       Name:
                                       Title:


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